                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO 1 TO

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                October 28, 1999

                             Puma Technology, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


            0-21709                                     77- 0349154
      ---------------------                 ------------------------------------
      (Commission File No.)                 (IRS Employer Identification Number)


                          2550 North First Street, #500
                           San Jose, California 95131

                    (Address of Principal Executive Offices)

                                 (408) 321-7650
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                              PUMA TECHNOLOGY, INC.
                          INDEX TO FINANCIAL STATEMENTS


This Current Report on Form 8-K/A amends Item 7 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


(a)  ProxiNet, Inc. Financial Statements                                                Page

     Balance Sheets as of December 31, 1997, December 31, 1998 and September 30,
     1999 (unaudited)                                                                     3

     Statements of Operations from date of inception to December 31, 1997, for the years ended December 31, 1998, from date of inception to December 31,
     1998, Nine months ended September 30, 1998 and September 30, 1999
     (unaudited) and date of inception to September 30, 1999 (unaudited)                  4

     Statement of Redeemable Convertible Preferred Stock and Shareholders'
     Deficit for the years ended December 31, 1997 and December 31, 1998 and for
     the nine month period ended September 30, 1999 (unaudited)                           5

     Statements of Cash Flows from inception to December 31, 1997, for the years ended December 31, 1998, from inception to December 31, 1998, for the nine months ended September 30, 1998 and September 30, 1999 (unaudited) and form
     inception to September 30, 1999 (unaudited)                                          6

     Notes to Consolidated Financial Statements                                           7

     Report of Independent Auditors                                                      15


(b)  Unaudited Pro Forma Condensed Combined Financial Information

     Overview                                                                            16

     Pro Forma Condensed Consolidated Statements of Operations for the three
     month period ended October 31, 1999                                                 17

     Pro Forma Condensed Consolidated Statements of Operation for the year ended
     July 31, 1999                                                                       18

     Notes to Pro Forma Condensed Consolidated Financial Information                     19

     Signature                                                                           22

(c)  Exhibits

     23.1 Consent of Independent Accountants                                             23

                                PROXINET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                   DECEMBER 31,       SEPTEMBER 30,
                                                                 1997        1998         1999
                                                                ------      ------    -------------
                                                                                       (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents                                       $  79     $ 2,364      $   208
  Prepaid expenses and other current assets                           5          29           49
                                                                  -----     -------      -------
    Total current assets                                             84       2,393          257

Property and equipment, net                                          62         214          318
Restricted cash                                                       -          20           20
                                                                  -----     -------      -------
    Total assets                                                  $ 146     $ 2,627      $   595
                                                                  -----     -------      -------
                                                                  -----     -------      -------
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Notes payable, current                                          $ 104     $     -      $ 1,468
  Accounts payable and accrued liabilities                           94         367          262
                                                                  -----     -------      -------
    Total current liabilities                                       198         367        1,730
                                                                  -----     -------      -------

Redeemable Convertible Preferred Stock:
  $0.001 par value; 5,200,000 shares authorized:
  usuable in series (liquidation value of $4,225
  at December 31, 1998):
Series B: 2,600,000 shares authorized; none
  2,403,742 and 2,404,307 (unaudited) shares issued
  and outstanding at December 31, 1997 and 1998 and
  September 30, 1999, respectively                                    -       4,255        4,256
Series B-1: 2,600,000 shares authorized;
  none issued and outstanding at December 31, 1997
  and 1998 and September 30, 1999, respectively                       -           -            -

Shareholders' deficit
  Convertible Preferred Stock-Series A: $0.001 par value;
    56,000 shares authorized; 56,000 shares issued and
    outstanding at December 31, 1997 and 1998
    and as of September 30, 1999, respectively                        -           -            -
  Common Stock: $0.001 par value; 20,000,000
    shares authorized; 4,003,000, 3,720,600 and 2,580,644
    shares issued and outstanding at December 31, 1997
    and as of September 30, 1999                                      4           4            3
  Additional paid-in                                                 67         505        3,984
  Deferred stock                                                      -        (273)      (3,517)
  Deficit accumulated during the development                       (123)     (2,231)      (5,861)
                                                                  -----     -------      -------
    Total shareholders' deficit                                     (52)     (1,995)      (5,391)
                                                                  -----     -------      -------
      Total liabilities, redeemable convertible preferred
        stock and shareholders' deficit                           $ 146     $ 2,627      $   595
                                                                  -----     -------      -------
                                                                  -----     -------      -------


        The accompanying notes are an integral part of these consolidated financial statements.

                                 PROXINET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                 PERIOD FROM JUNE 27,               PERIOD FROM JUNE 27,                      PERIOD FROM JUNE 27,
                                         1997                               1997                                      1997
                                  (DATE OF INCEPTION)   YEAR ENDED   (DATE OF INCEPTION)  NINE MONTHS ENDED    (DATE OF INCEPTION)
                                    TO DECEMBER 31,    DECEMBER 31,    TO DECEMBER 31,       SEPTEMBER 30,       TO SEPTEMBER 30,
                                         1997              1998             1998          1998         1999           1999
                                 -------------------   ------------  -------------------  ------------------  --------------------
                                                                                             (UNAUDITED)           (UNAUDITED)
OPERATING EXPENSES:
  Research and development          $    38             $    1,241       $    1,279       $    663   $  1,598        $  2,877
  Sales and marketing                    15                    107              122             51        997           1,119
  General and administrative             70                    633              703            344        826           1,529
  Noncash stock compensation              -                     82               82             10        216             298
                                    -------             ----------       ----------       --------   ---------       ----------
    Total operating expenses            123                  2,063            2,186          1,068      3,637           5,823
                                    -------             ----------       ----------       --------   ---------       ----------

Loss from operations:                  (123)                (2,063)          (2,186)        (1,068)    (3,637)         (5,823)

Interest income                           -                     24               24              -         25              49
Interest expense                          -                    (69)             (69)           (28)       (18)            (87)
                                    -------             ----------       ----------       --------   ---------       ----------
Net loss                            $  (123)            $   (2,108)      $   (2,231)      $ (1,096)  $ (3,630)       $ (5,861)
                                    -------             ----------       ----------       --------   ---------       ----------
                                    -------             ----------       ----------       --------   ---------       ----------
Net loss per share:
  Basic and diluted                 $ (0.04)            $    (0.57)      $    (0.65)      $  (0.29)  $  (1.07)       $  (1.71)
                                    -------             ----------       ----------       --------   ---------       ----------
                                    -------             ----------       ----------       --------   ---------       ----------
Weighted average shares:
  Basic and diluted                   3,019                  3,679            3,458          3,725      3,384           3,436
                                    -------             ----------       ----------       --------   ---------       ----------
                                    -------             ----------       ----------       --------   ---------       ----------

        The accompanying notes are an integral part of these consolidated financial statements.

                                 PROXINET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
        CONSOLIDATED STATEMENT OF REDEEMABLE CONVERTIBLE PREFERRED STOCK
                            AND SHAREHOLDERS' DEFICIT
                                 (in thousands)

                                       REDEEMABLE                                                           DEFICIT
                                      CONVERTIBLE     CONVERTIBLE                                         ACCUMULATED
                                    PREFERRED STOCK PREFERRED STOCK COMMON STOCK  ADDITIONAL               DURING THE    TOTAL
                                    --------------- --------------- -------------  PAID-IN     DEFERRED   DEVELOPMENT SHAREHOLDERS'
                                     SHARES  AMOUNT SHARES   AMOUNT SHARES AMOUNT  CAPITAL   COMPENSATION    STAGE      DEFICIT
                                    -------  ------ ------   ------ ------ ------ ---------- ------------ ----------- ------------
Issuance of Common Stock to Founders      -  $    -      -   $    -  4,000  $   4   $    -       $    -       $    -      $     4
Issuance of Series A Convertible
  Preferred Stock, for cash               -       -     56        -      -      -       67            -            -           67
Exercise of Common Stock Options          -       -      -        -      3      -        -            -            -            -
Net loss                                  -       -      -        -      -      -        -            -         (123)        (123)
                                    -------  ------ ------   ------ ------ ------ ---------- ------------ ----------- ------------
Balance at December 31, 1997              -       -     56        -  4,003      4       67            -         (123)         (52)

Issuance of Common Stock for cash         -       -      -        -    120      -        -            -            -            -
Issuance of Series B Redeemable
  Convertible Preferred Stock, for
  cash & conversion of notes
  payable and issuance costs          2,404   4,255      -        -      -      -      (41)           -            -          (41)
Exercise of Common Stock Options          -       -      -        -     11      -        1            -            -            1
Repurchase of Common Stock                -       -      -        -   (413)     -        -            -            -            -
Issuance of warrants                      -       -      -        -      -      -      123            -            -          123
Deferred compensation                     -       -      -        -      -      -      301         (301)           -            -
Amortization of deferred compensation     -       -      -        -      -      -        -           28            -           28
Issuance of options to consultants        -       -      -        -      -      -       54            -            -           54
Net loss                                  -       -      -        -      -      -        -            -       (2,108)      (2,108)
                                    -------  ------ ------   ------ ------ ------ ---------- ------------ ----------- ------------
Balance at December 31, 1998          2,404   4,255     56        -  3,721      4      505         (273)      (2,231)      (1,995)

Exercise of warrants (unaudited)          -       1      -        -      -      -        -            -            -            -
Exercise of common stock
  options (unaudited)                     -       -      -        -    199      -       19            -            -           19
Repurchase of common stock
  (unaudited)                             -       -      -        - (1,339)    (1)       -            -            -           (1)
Deferred compensation (unaudited)         -       -      -        -      -      -    3,456       (3,456)           -            -
Amortization of deferred
  compensation (unaudited)                -       -      -        -      -      -        -          212            -          212
Issuance of options to
  consultants (unaudited)                 -       -      -        -      -      -        4            -            -            4
Net loss (unaudited)                      -       -      -        -      -      -        -            -       (3,630)      (3,630)
                                    -------  ------ ------   ------ ------ ------ ---------- ------------ ----------- ------------
Balances at September 30,
     1999 (unaudited)                 2,404  $4,256     56   $    -  2,581  $   3  $ 3,984      $(3,517)     $(5,861)     $(5,391)
                                    -------  ------ ------   ------ ------ ------ ---------- ------------ ----------- ------------
                                    -------  ------ ------   ------ ------ ------ ---------- ------------ ----------- ------------


        The accompanying notes are an integral part of these consolidated financial statements.

                                PROXINET, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)


                                 PERIOD FROM                          PERIOD FROM                                    PERIOD FROM
                                  JUNE 27,                             JUNE 27,                                       JUNE 27,
                                1997 (DATE OF                        1997 (DATE OF        NINE MONTHS ENDED         1997 (DATE OF
                                INCEPTION) TO       YEAR ENDED       INCEPTION) TO          SEPTEMBER 30,           INCEPTION) TO
                                DECEMBER 31,       DECEMBER 31,      DECEMBER 31,       ----------------------      SEPTEMBER 30,
                                    1997               1998              1998             1998          1999            1999
                                -------------      ------------      -------------      --------      --------      -------------
                                                                                              (UNAUDITED)            (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net loss                         $(123)            $(2,108)           $(2,231)        $(1,096)      $(3,630)        $(5,861)
  Adjustments to reconcile
    net loss to net cash
    provided by (used in)
    operating activities:
      (Gains) loss on
        disposal of property
        and equipment                  -                  10                 10               -             -              10
      Depreciation                     3                  45                 48              29            92             140
      Noncash stock compensation
        expense                        4                 227                231              10           216             447
      Changes in current assets
        and liabilities:
          Prepaid expenses
            and other current         (5)                (24)               (29)            (54)          (20)            (49)
            assets
          Accounts payable and
            accrued liabilities
                                      94                 273                367             187          (105)            262
                                   -----             -------            -------           -----       -------         -------
              Net cash used in
                operating
                activities           (27)             (1,577)            (1,604)           (924)       (3,447)         (5,051)
                                   -----             -------            -------           -----       -------         -------

CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Purchase of property and
    equipment                        (65)               (207)              (272)           (120)         (196)           (468)
  Restricted cash                      -                 (20)               (20)              -             -             (20)
                                   -----             -------            -------           -----       -------         -------
              Net cash used in
                investing
                activities           (65)               (227)              (292)           (120)         (196)           (488)
                                   -----             -------            -------           -----       -------         -------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from issuance of
    Series A Convertible
    Preferred Stock, net of
    issuance costs                    67                   -                 67               -             -              67
  Proceeds from issuance of
    Series B redeemable
    Convertible Preferred Stock,
    net of issuance costs              -               3,206              3,206               -             1           3,207
  Issuance of Common Stock, net                            1                  1               -            18              19
  Proceeds from promissory notes
    payable, net                     104                 882                986           1,082         1,468           2,454
                                   -----             -------            -------           -----       -------         -------
              Net cash provided
                by financing
                activities           171               4,089              4,260           1,082         1,487           5,747
                                   -----             -------            -------           -----       -------         -------
Net increase (decrease) in cash
  and cash equivalents                79               2,285              2,364              38        (2,156)            208

Cash and cash equivalents at
  beginning of period                  -                  79                  -              79         2,364               -
                                   -----             -------            -------           -----       -------         -------

Cash and cash equivalents at
  end of period                    $  79             $ 2,364            $ 2,364           $ 117       $   208         $   208
                                   -----             -------            -------           -----       -------         -------
                                   -----             -------            -------           -----       -------         -------


      The accompanying notes are an integral part of these consolidated financial statements.

                                PROXINET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   The Company and Summary of Significant Accounting Policies

     THE COMPANY
     ProxiNet, Inc. (the "Company") was incorporated in California on June 27, 1997. The Company was formed to develop and manufacture proxy technology to enable Web access and information delivery for hand held devices.

     The consolidated financial statements include the accounts of ProxiNet, Inc. and its wholly owned subsidiary, ProxiNet International Ltd. All intercompany accounts and transactions have been eliminated in consolidation.

     The Company's activities since incorporation have primarily consisted of establishing its offices and research facilities, recruiting personnel, conducting research and development, performing business and financial planning, and raising capital. Accordingly, the Company is considered to be in the development stage at December 31, 1997 and 1998.

     UNAUDITED INTERIM RESULTS
     The interim financial statements as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 and the period from June 27, 1997 (date of inception) to September 30, 1999 are unaudited. In the opinion of management, interim financial statements have been prepared on the same basis as the audited financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of interim periods. The financial data and other information disclosed in these notes to consolidated financial statements for the related periods are unaudited. The results of operations for the interim periods are not necessarily indicative of the results to be expected for any future periods.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH EQUIVALENTS
     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 1997 and 1998, none and $2,362,000, respectively, of money market funds and certificates of deposit, the fair value of which approximates costs, are included in cash and cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions.

     RESTRICTED CASH
     Restricted cash consists primarily of certificates of deposit that earn interest at approximately 4.25% per annum. These certificates of deposit are mainly used as a security for credit card charges.

     CAPITALIZED SOFTWARE DEVELOPMENT COSTS
     Software development costs are included in research and development and are expensed as incurred. After technological feasibility is established, material software development costs are capitalized. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. Through December 31, 1998, technological feasibility for the Company's products was not established, and therefore all research and development costs were expensed as incurred.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 3 to 5 years.

     LONG-LIVED ASSETS
     The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of" ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     The Company's financial instruments, including cash and cash equivalents and accounts payable, are carried at cost, which approximates their fair value because of the short-term maturity of these financial instruments.

     STOCK-BASED COMPENSATION
     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

     COMPREHENSIVE INCOME
     Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. During the period from June 27, 1997 (date of inception) to December 31, 1997, the year ended December 31, 1998, the nine months ended September 30, 1998 and 1999 (unaudited) and the periods from June 27, 1997 (date of inception) to December 31, 1998 and to September 30, 1999 (unaudited), the Company has not had any significant transactions that are required to be reported in comprehensive income.

     CONCENTRATION OF CREDIT RISKS

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. All of the Company's available funds at December 31, 1997 and 1998 and September 30, 1999 (unaudited), were deposited in money market accounts and certificates of deposits with financial institutions which management believes are of high credit quality.

     NET INCOME (LOSS) PER SHARE
     Basic net income (loss) per share is computed by dividing the net income
     (loss) available to common stockholders for the period by the weighted average number of shares of Common Stock outstanding during the period. Diluted net income per share is computed by dividing the net income
     (loss) for the period by the weighted average number of common and potential common shares outstanding during the period. The calculation of diluted net loss per share excludes potential common shares if the effect is antidilutive. Potential common shares are composed of Common Stock subject to repurchase rights and incremental shares of Common Stock issuable upon the exercise of stock options, exercise of warrants, upon conversion of Preferred Stock and conversion of debt.

     The following table sets forth the computation of basic and diluted net loss per share for the periods presented (in thousands, except per share amounts):


                                   PERIOD FROM                       PERIOD FROM                                        PERIOD FROM
                                     JUNE 27,                          JUNE 27,                                           JUNE 27,
                                  1997 (DATE OF                     1997 (DATE OF          NINE MONTHS ENDED           1997 (DATE OF
                                  INCEPTION) TO     YEAR ENDED      INCEPTION) TO             SEPTEMBER 30,            INCEPTION) TO
                                   DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      --------------------------      SEPTEMBER 30,
                                       1997             1998             1998             1998            1999             1999
                                  -------------     ------------    -------------      -----------    -----------      -------------
                                                                                              (UNAUDITED)               (UNAUDITED)
Numerator:
  Net loss available
    to common stockholders          $    (123)       $  (2,108)       $  (2,231)       $  (1,096)       $  (3,630)      $  (5,861)
                                    ---------        ---------        ---------        ---------        ---------       ---------
                                    ---------        ---------        ---------        ---------        ---------       ---------

Denominator:
  Weighted average shares               3,265            3,879            3,671            3,933            3,526           3,623
  Common Stock subject
    to repurchase                        (246)            (200)            (213)            (208)            (142)           (187)
                                    ---------        ---------        ---------        ---------        ---------       ---------
  Denominator for basic and
    diluted calculation                 3,019            3,679            3,458            3,725            3,384           3,436
                                    ---------        ---------        ---------        ---------        ---------       ---------
                                    ---------        ---------        ---------        ---------        ---------       ---------

Net loss per share
  available to common
    stockholders:

      Basic and diluted              $  (0.04)       $   (0.57)       $   (0.65)       $   (0.29)       $   (1.07)      $   (1.71)
                                    ---------        ---------        ---------        ---------        ---------       ---------
                                    ---------        ---------        ---------        ---------        ---------       ---------

     The following table sets forth the potential shares of Common Stock that are not included in the diluted net loss per share calculation above because to do so would be antidilutive for the periods presented (in thousands):


                                       DECEMBER 31,
                                   ---------------------     SEPTEMBER 30,
                                    1997           1998          1999
                                   ------        -------     -------------
                                                              (UNAUDITED)
Series A Preferred Stock              56             56             56
Series B Preferred Stock               -          2,404          2,404
Warrants                               -            277             78
Employee stock options                61            305          1,743
Common Stock subject
  to repurchase                      246            170            114
                                   ------        -------     -------------

                                     363          3,212          4,395
                                   ------        -------     -------------
                                   ------        -------     -------------

2.   SUPPLEMENTAL CASH FLOW INFORMATION


                                   PERIOD FROM                       PERIOD FROM                                        PERIOD FROM
                                     JUNE 27,                          JUNE 27,                                           JUNE 27,
                                  1997 (DATE OF                     1997 (DATE OF          NINE MONTHS ENDED           1997 (DATE OF
                                  INCEPTION) TO     YEAR ENDED      INCEPTION) TO             SEPTEMBER 30,            INCEPTION) TO
                                   DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      ---------------------------     SEPTEMBER 30,
                                       1997            1998             1998              1998             1999             1999
                                  -------------     ------------    -------------      ----------       ----------     -------------
                                                                                              (UNAUDITED)               (UNAUDITED)
SUPPLEMENTAL NONCASH INVESTING
  AND FINANCING ACTIVITY:
    Conversion of promissory
      notes payable to Series B
      redeemable convertible
      preferred stock              $         -       $   1,008         $   1,008        $      -         $     -         $  1,008
                                  -------------     ------------    -------------      -----------      ----------     -------------
                                  -------------     ------------    -------------      -----------      ----------     -------------

3.     BALANCE SHEET COMPONENTS

                                                          DECEMBER 31,
                                                        ----------------        SEPTEMBER 30,
                                                        1997        1998            1999
                                                        ----        ----        -------------
                                                                                 (UNAUDITED)
       PROPERTY AND EQUIPMENT, NET:
         Computer equipment                             $ 59        $232            $ 406
         Furnitures fixtures, and office equipment         6          26               38
         Software                                          -           -               10
                                                        ----        ----            -----
                                                          65         258              454
         Less: Accumulated depreciation                   (3)        (44)            (136)
                                                        ----        ----            -----

                                                        $ 62        $214            $ 318
                                                        ----        ----            -----
                                                        ----        ----            -----
       ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:
         Professional services                          $ 35        $207            $ 167
         Payroll and related expenses                      7          16               41
         Other                                            52         144               54
                                                        ----        ----            -----

                                                        $ 94        $367            $ 262
                                                        ----        ----            -----
                                                        ----        ----            -----

4.     RELATED PARTY TRANSACTIONS

       During the period from July 1997 through September 1998, the Company entered into a rental agreement with a company owned by the Chief Executive Officer at that time, for office space in Berkley, California. Total amount paid for rent, parking and utilities for this period amounted to $68,000.

5.     INCOME TAXES

                                                    DECEMBER 31,
                                                  -----------------
                                                  1997         1998
                                                  ----         ----
       DEFERRED TAX ASSETS:
         Net operating loss carryforwards         $ 43        $ 802
         Accruals and reserves                       -           11
         Research credits                            3           87
                                                  ----        -----
                                                    46          900
                                                  ----        -----

       DEFERRED TAX LIABILITIES:
         Depreciation                             $  -        $   6
                                                  ----        -----

       Net deferred tax assets                      46          894
       Valuation allowance                         (46)        (894)
                                                  ----        -----

                                                  $  -        $   -
                                                  ----        -----
                                                  ----        -----

       Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded.

       At December 31, 1998, the Company had approximately $2 million of federal and $2 million of state net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2012. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

6.     CONVERTIBLE PROMISSORY NOTES

       During 1997 and 1998, the Company borrowed $104,000 and $1,082,000, respectively in the form of convertible promissory notes issued to investors. The notes bore interest at rates 5% to 10% per annum and were convertible, along with any accrued but unpaid interest on the date of conversion, upon the closing of the Company's first financing with aggregate offering proceeds of $1,000,000 or more. On October 8, 1998, $986,000 of the notes, along with the related accrued and unpaid interest, were converted into Series B redeemable convertible preferred stock. The remaining $200,000 of convertible promissory notes was repaid to lenders on November 18, 1998. In connection with the issuance of promissory notes, the Company also issued to investors warrants to purchase 78,983 shares of the Company's Series B redeemable convertible preferred stock. Using the Black-Scholes pricing model, these warrants were valued at approximately $40,000 and the related cost was expensed as interest expense.

7.     CONVERTIBLE PREFERRED STOCK

       Convertible Preferred Stock at December 31, 1998 consists of the following (in thousands):


                                                            PROCEEDS
                              SHARES                         NET OF
                      -----------------------  LIQUIDATION  ISSUANCE
       SERIES         AUTHORIZED  OUTSTANDING    AMOUNT      COSTS
       ------         ----------  -----------  -----------  --------
         A                    56           56  $        67  $     67
         B                 2,600        2,404        4,255     4,255
         B1                2,600            -            -         -
                      ----------  -----------  -----------  --------

                           5,256        2,460  $     4,322  $  4,322
                      ----------  -----------  -----------  --------
                      ----------  -----------  -----------  --------

       The holders of Preferred Stock have various rights and preferences as follows:

       VOTING
       Each share of Preferred Stock Series A, B, and B1 has voting rights equal to an equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

       As long as any shares of Convertible Preferred Stock remain outstanding, the Company must obtain approval from a majority of the holders of Convertible Preferred Stock in order to alter the Articles of Incorporation as related to Convertible Preferred Stock, change the authorized number of shares of Convertible Preferred Stock, repurchase any shares of Common Stock other than shares subject to the right of repurchase by the Company, increase the authorized number of Directors beyond five (5) Directors, create a new class of stock or effect a merger, other corporate reorganization, sale of control or any other transaction in which all or substantially all of the assets are sold, conveyed or otherwise disposed of.

       DIVIDENDS
       Holders of Series A, B and B1 Convertible Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.096, $0.1416 and $0.1416 per share, respectively, when and if declared by the Board of Directors. The holders of Series A, B and B1 Convertible Preferred Stock will also be entitled to participate in dividends on Common Stock, when and if declared by the Board of Directors, based on the number of shares of Common Stock held on an as-if converted basis. No dividends on Convertible Preferred Stock or Common Stock have been declared by the Board from inception through December 31, 1998.

       REDEMPTION
       The Company will repurchase any shares of Series B and B1 Preferred Stock at the redemption request of the holders of such shares at any time after October 1, 2005. The redemption price of Series B and B1 Preferred Stock shall be $1.77 per share plus a further amount equal to any dividends declared but unpaid on such shares.

       LIQUIDATION
       In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B and B1 redeemable Convertible Preferred Stock are entitled to receive an amount of $1.77 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Series A Convertible Preferred Stock and Common Stock. After the payment to the holders of the Series B Preferred Stock and Series B1 Preferred Stock of the preferential amounts so payable to them the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation's Common Stock, an amount equal to $1.20 per share of Series A Preferred Stock, plus all declared but unpaid dividends on each share of Series A Preferred Stock then held by them. The remaining assets, if any, shall be distributed pro rata among the holders of Common Stock on the basis of the number of shares held by them.

       CONVERSION
       Each share of Series A, B and B1 Convertible Preferred Stock is convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution. Each share of Series A, B and B1 Convertible Preferred Stock automatically converts into the number of shares of Common Stock into which such shares are convertible at the then effective conversion ratio upon: (1) the closing of a public offering of Common Stock at a per share price of at least $5 per share with gross proceeds of at least $10,000,000; or (2) the consent of the holders of the majority of Convertible Preferred Stock.

       WARRANTS
       In connection with the convertible promissory notes, the Company issued warrants to purchase 78,983 shares of Series B redeemable Convertible Preferred Stock for $1.77 per share in October 1998. Such warrants were outstanding at December 31, 1998 and expire in October 2008. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants was $40,000 at the date of grant and recorded such amount as interest expense.

       In connection with a professional services agreement, the Company issued warrants to purchase 197,740 shares of the Company's Series B redeemable convertible preferred stock for $1.77 per share in November 1998. Such warrants were outstanding at December 31, 1998 and expired June 1999. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants was $83,000, which was recorded as an operating expense.

8.     COMMON STOCK

       The Company's Articles of Incorporation, as amended, authorize the Company to issue 20,000,000 shares of $0.001 par value Common Stock. A portion of the shares sold are subject to a right of repurchase by the Company subject to vesting, which is generally over a four year period from the earlier of grant date or employee hire date, as applicable, until vesting is complete. At December 31, 1998, there were 169,531 shares subject to repurchase.

9.     STOCK OPTION PLANS

       In 1997, the Company adopted the 1997 Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees. Nonqualified stock options ("NSO") may be granted to Company employees and consultants. The Company has reserved 1,323,484 shares of Common Stock for issuance under the Plan.

       Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively.

                                             1997                      1998
                                ------------------------- -------------------------
                                    SHARES        PRICE      SHARES         PRICE
                                --------------  --------- --------------  ---------
                                (IN THOUSANDS)            (IN THOUSANDS)
Options outstanding at
   beginning of period                  -        $      -        61        $   0.12
   Options granted                    101        $   0.12       262        $   0.12
   Options exercised                   (3)       $   0.12        (8)       $   0.12
   Options canceled                   (37)       $   0.12       (10)       $   0.12
                                      ---                       ---
Outstanding at December 31             61        $   0.12       305        $   0.12
                                      ---                       ---
Options exercisable at December 31     29        $   0.12       123        $   0.12
                                      ---                       ---

                                                              OPTIONS EXERCISABLE AT
               OPTIONS OUTSTANDING AT DECEMBER 31, 1998          DECEMBER 31, 1998
             --------------------------------------------  ----------------------------
                                WEIGHTED
                                 AVERAGE       WEIGHTED                      WEIGHTED
RANGE OF                        REMAINING       AVERAGE                       AVERAGE
EXERCISE        NUMBER         CONTRACTUAL     EXERCISE       NUMBER         EXERCISE
PRICE         OUTSTANDING         LIFE           PRICE      OUTSTANDING        PRICE
----------   --------------    -----------    ----------   --------------   -----------
             (IN THOUSANDS)                                (IN THOUSANDS)
$    0.12         305             9.53        $    0.12          123         $    0.12
                  ---                                            ---
                  305                                            123
                  ---                                            ---

       FAIR VALUE DISCLOSURES
       Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net loss and loss per share would not have been materially affected.

       The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%; weighted average expected option term of 2 years; risk free interest rate of 5.9% to 6.0% and 4.6% to 5.5% for the period from June 27, 1997 (date of inception) to December 31, 1997 and for the year ended December 31, 1998, respectively. The weighted average fair value of options granted during 1997 and 1998 was $0.03.

       NONCASH STOCK COMPENSATION (UNAUDITED)
       In connection with stock option grants made in 1998 and in the nine months ended September 30, 1999, the Company recognized deferred compensation charge of $301,000 and $3,456,000, respectively, which is being amortized on a straight-line basis over the vesting periods of the options.

       The following table sets forth-deferred compensation and amortization of deferred compensation (in thousands):

                                                                 NINE MONTHS
                                                 YEAR ENDED         ENDED
                                                DECEMBER 31,    SEPTEMBER 30,
                                                   1998              1999
                                                ------------    ------------
                                                                  UNAUDITED
Deferred stock compensation                     $   (301)       $    (3,456)
Amortization of deferred stock compensation           28                212


10.    SUBSEQUENT EVENTS

       On October 28, 1999, the Company was acquired by Puma Technology, Inc. ("Puma") in exchange for 1,960,753 shares and 639,217 options to acquire of Puma's common stock.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of ProxiNet, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of redeemable convertible preferred stock and shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of ProxiNet, Inc. ("the Company") (a development stage company) at December 31, 1997 and 1998 and the results of their operations and their cash flows for the period from June 27, 1997 (date of inception) to December 31, 1997 and for the year ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
San Jose, California
December 30, 1999

       (b)    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS


       The following unaudited pro forma condensed combined statement of operations gives effect to the acquisition by Puma Technology, Inc., ("Puma" or the "Company") of ProxiNet, Inc. ("ProxiNet") in a transaction accounted for as a purchase. The unaudited pro forma condensed combined statements of operations are based on the individual statements of operations of Puma and ProxiNet for the three months ended October 31, 1999 and the twelve months ended July 31, 1999, respectively.

       The following unaudited pro forma condensed combined statements of operations are not necessarily indicative of our future results of operations or the results of operations which would have resulted had we merged with ProxiNet at the beginning of the periods presented. In addition, the pro forma results are not intended to be a projection of future results.

                                PUMA AND PROXINET
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            For the Three Months Ended
                                October 31, 1999
                      (in thousands, except per share data)

                                                                                        PRO FORMA            PRO FORMA
                                                    PUMA           PROXINET            ADJUSTMENTS           COMBINED
                                                -------------   ---------------     ------------------   ------------------

Revenue                                            $   6,278         $       -             $        -         $      6,278

 Cost of revenue                                         605                 -                    258 A                863
                                                -------------   ---------------     ------------------   ------------------

     Gross profit                                      5,673                 -                  (258)                5,673
                                                -------------   ---------------     ------------------   ------------------

 Operating expenses:
     Research and development                          2,202               540                      -                2,742
     Sales and marketing                               2,307               227                      -                2,534
     General and administrative                          777               409                    503 A              1,689
     Non cash stock compensation                           -               235                      -                  235
     In-process research and development               4,218                 -                (4,218)                    -
                                                -------------   ---------------     ------------------   ------------------
        Total operating expenses                       9,504             1,411                (3,715)                7,200
                                                -------------   ---------------     ------------------   ------------------

 Loss from operations                                (3,831)           (1,411)                  3,457              (1,785)
 Other income (expense), net                           1,237              (18)                      -                1,219
                                                -------------   ---------------     ------------------   ------------------
 Loss before income taxes                            (2,594)           (1,429)                  3,457                (566)
 Provision for income taxes                              192                 -                      -                  192
                                                -------------   ---------------     ------------------   ------------------
 Net loss                                         $  (2,786)       $   (1,429)            $     3,457          $     (758)
                                                -------------   ---------------     ------------------   ------------------
                                                -------------   ---------------     ------------------   ------------------

 Net Income/ (loss) per share

    Basic                                         $   (0.21)                                                  $     (0.05)

     Diluted                                      $   (0.21)                                                 $      (0.05)

 Shares used in per share calculation

    Basic                                             13,435                                                        15,396

     Diluted                                          13,435                                                        15,396

                             See accompanying notes

                                PUMA AND PROXINET
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)
                        For the year ended July 31, 1999

                                                                                           PRO FORMA              PRO-FORMA
                                                       PUMA            PROXINET           ADJUSTMENTS             COMBINED
                                                   --------------   ---------------     -----------------     ------------------

 Revenue                                            $     20,043            $    -              $     -         $        20,043

 Cost of revenue                                           1,950                 -                 1,030  A               2,980
                                                   --------------   ---------------     -----------------     ------------------

     Gross profit                                         18,093                 -               (1,030)                 17,063
                                                   --------------   ---------------     -----------------     ------------------

 Operating expenses:
     Research and development                             11,099             2,016                     -                 13,115
     Sales and marketing                                   7,536               909                     -                  8,445
     General and administrative                            3,390             1,025                 2,013  A               6,428
     Non cash stock compensation                               -               136                     -                    136
     In-process research and development                       -                                       -                      -
     Restructure                                             768                 -                     -                    768
                                                   --------------   ---------------     -----------------     ------------------
        Total operating expenses                          22,793             4,086                 2,013                 28,892
                                                   --------------   ---------------     -----------------     ------------------

 Loss from operations                                    (4,700)           (4,086)               (3,043)               (11,829)
 Other income (expense), net                               3,739               (8)                     -                  3,771
                                                   --------------   ---------------     -----------------     ------------------
 Loss before income taxes                                  (961)           (4,094)               (3,043)                (8,098)
 Provision for income taxes                                  715                 -                     -                    715
                                                   --------------   ---------------     -----------------     ------------------
 Net loss                                            $   (1,676)       $   (4,094)         $     (3,043)           $    (8,813)
                                                   --------------   ---------------     -----------------     ------------------
                                                   --------------   ---------------     -----------------     ------------------

 Net Income/ (loss) per share

    Basic                                            $    (0.13)                                                   $     (0.60)

     Diluted                                         $    (0.13)                                                   $     (0.60)

 Shares used in per share calculation

    Basic                                                 12,824                                                         14,785

     Diluted                                              12,824                                                         14,785

                             See accompanying notes

Note 1.  Basis of Pro Forma Statements

On October 28, 1999, Puma Technology, Inc. ("Puma") completed the acquisition of all of the outstanding capital stock of ProxiNet, Inc. ("ProxiNet"). The transaction was completed pursuant to (a) the Agreement and Plan of Merger and Reorganization dated as of August 22, 1999 by and among Puma and ProxiNet. Under the terms of the agreement, Puma issued 1,960,753 shares and 639,217 options of Common Stock in exchange for all outstanding shares of ProxiNet.


The components of purchase price are as follows:

Stock Consideration                                             $11,502
Liabilities assumed                                               2,070
Estimated direct acquisition costs                                  526
Fair value of options issued                                      3,286
                                                            -----------
      Total purchase price                                      $17,384
                                                            -----------
                                                            -----------

For the purposes of computing purchase price, the fair value of stock was computed using an average of the closing price of Puma's common stock on the date of announcement of the merger and two days preceding and succeeding the merger.

The total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The estimate of fair value of the assets acquired is based on an independent appraisal and use of management estimates. The allocation of purchase price is discussed further in Note 2.

Since the fiscal years of Puma and ProxiNet differ, for the purposes of preparing pro forma condensed combined statements of operations for the three months ended October 31, 1999 and the fiscal 1999, we have recast the statements of operations of ProxiNet and presented them for the three months ended October 31, 1999 and the twelve months ended July 31, 1999, respectively. The pro forma unaudited condensed combined statements of operations for the three months ended October 31, 1999 assumes the transaction took place on August 1, 1999. The pro forma unaudited condensed consolidated statement of operations for the fiscal year ended July 31, 1999 assumes that the transaction took place on August 1, 1998.

There were no transactions between Puma and ProxiNet during the period presented and there are no significant differences between the accounting policies of Puma and ProxiNet.

The pro forma unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto of Puma, which were previously reported in Puma's Annual Report on Form 10-K for the year ended July 31, 1999 and its Quarterly Report on Form 10-Q for the quarter ended October 31, 1999, incorporated herein by reference, and with the combined financial statements and notes thereto of ProxiNet included elsewhere as exhibits in the Form 8-K. These pro forma statements are based on such consolidated financial statements after giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described below. The pro forma information does not purport to be indicative of the results which would have been reported if the purchase had been in effect for the periods presented or which may result in the future.


Note 2.  Pro Forma Adjustments

The pro forma adjustments are based on a preliminary allocation of the purchase price to the assets acquired and liabilities assumed. This allocation is subject to refinement and change over the next year. The allocation of the purchase price is based on an independent appraisal of certain assets as well as management estimates of fair value.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In particular, the assumptions set forth below which underlie the Company's calculation of the in-process research and development costs contain forward-looking statements and are qualified by the risks associated with "Risks Associated with New Product Development and Timely Introduction of New and Enhanced Products," "Competition," "Product
Concentration: Risks Associated with New and Evolving Markets," "Uncertainties Associated with Acquistions" and other risks detailed in Puma's Annual Report on Form 10-K for the year ended July 31, 1999 and its Quarterly Report on Form 10-Q for the quarter ended October 31, 1999 and other reports filed by Puma with the Securities Exchange Commission from time to time. Actual results could differ materially from those projected in these forward-looking statements as a result of the risks described above as well as other risk factors set forth in Puma's periodic reports both previously and hereafter filed with the Securities Exchange commission.

The purchase price was allocated as follows (in thousands):

Fair value of equipment                                    $   307
Fair value of other tangible net assets                        369
In-process research and development                          4,218
Core technology                                              3,091
Acquired workforce                                             286
Unidentifiable Goodwill                                      9,113
                                                           -------
                                                           $17,384
                                                           -------
                                                           -------

The value assigned to acquired in-process research and development was determined by identifying research projects in areas for which technology feasibility had not been established as of the acquisition date. These include projects for ProxiWare and ProxiWeb technology. The value was determined by estimating the revenue contribution and the percentage of completion of each of these products. The projects were deemed to be 55% complete on the date of acquisition. The net cash flows were then discounted utilizing a weighted average cost of capital of 27.5%. This discount rate takes into consideration the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates described above. Revenues were projected to be generated in calendar 2000 for the products in development at the acquisition date. If these projects are not successfully developed Puma's future revenues and profitability may be adversely affected. Additionally, the value of other intangible assets acquired may become impaired.

Puma management believes that the IPR&D charge of $4,218,000 is valued consistently with the SEC staff's current views regarding valuation methodologies. There can be no assurances, however, that the SEC staff will not take issue with any assumptions used in the Company's valuation model and require the Company to further revise the amount allocated to IPR&D.




(A) Adjustment to record amortization expense of intangible assets over the estimated useful life as follows:
     Core Technology          3 years
     Acquired Workforce       18 month
     Unidentifiable Goodwill  5 years

(B) Adjustment to eliminate the non-recurring write-off of in-process research and development costs directly attributable to the acquisition of ProxiNet.


Note 3.  Pro Forma Loss per Share

Basic and diluted pro forma loss per share amounts were calculated based on weighted average shares of Puma's Common Stock outstanding for the year ended July 31, 1999 and three months ended October 31, 1999 and includes an additional 1,960,753 shares which were issued pursuant to the acquisition of ProxiNet as if the transaction had occurred on August 1, 1998.

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 11, 2000            PUMA TECHNOLOGY, INC.



                                           By:          /s/ KELLY HICKS
                                              ------------------------------

                                           Name:    Kelly J. Hicks
                                                ----------------------------

                                           Title:   Vice-President of Operations
                                                 -------------------------------
                                                    & Chief Financial Officer
                                                    -------------------------